United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 9, 2021

Date of Report (Date of earliest event reported)

Blue Safari Group Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40473	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cheung Kong Center, 58 Floor, Unit 5801 2 Queens Road Central Central Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value and one right to receive one-tenth of one Class A ordinary share	BSGAU	The Nasdaq Capital Market LLC

Class A ordinary shares included as part of the units	BSGA	The Nasdaq Capital Market LLC

Rights included as part of the units	BSGAR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2021, the registration statement (File No. 333- 255844) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Blue Safari Group Acquisition Corp.(the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated June 9, 2021, by and between the Company and Maxim Group LLC (“Maxim”);

●	Second Amended and Restated Memorandum and Articles of Association;

●	A Rights Agreements, dated June 9, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated June 9, 2021, by and between the Company’s officers, directors, shareholders and BSG First Euro Investment Corp.;

●	An Investment Management Trust Agreement, dated June 9, 2021, by and between Continental Stock Transfer & Trust Company and the Company;

●	A Registration Rights Agreement, dated June 9, 2021, by and among the Company and the initial shareholders of the Company;

●	A Unit Subscription Agreement by and between the Company and BSG First Euro Investment Corp.;

●	An Administrative Services Agreement, dated June 9, 2021, by and between the Company and BSG First Euro Investment Corp.

On June 9, 2021, the Company consummated the IPO of 5,000,000 units (the “Units”). Each Unit consists of one ordinary share (“Ordinary Share”) and one right (“Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any, which the underwriters exercised in full simultaneously with the consummation of the IPO. The total aggregate issuance by the Company of 5,750,000 units at a price of $10.00 per unit resulted in a total gross proceeds of $57,500,000.

As of June 9, 2021, a total of $58,075,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of June 9, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with BSG First Euro Investment Corp., the Company’s sponsor, of 292,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,925,000.

The Private Units are identical to the Units sold in the IPO. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days after the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 9, 2021, by and between the Company and Maxim.

3.1	Second Amended and Restated Memorandum and Articles of Association.

4.1	Rights Agreement, dated June 9, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreements, dated June 9, 2021, by and between the Company’s officers, directors, shareholders and BSG First Euro Investment Corp.

10.2	Investment Management Trust Agreement, dated June 9, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	A Registration Rights Agreement, dated June 9, 2021, by and among the Company and the initial shareholders of the Company.

10.4	A Unit Subscription Agreement by and between the Company and BSG First Euro Investment Corp.

10.5	An Administrative Services Agreement, dated June 9, 2021, by and between the Company and BSG First Euro Investment Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2021

BLUE SAFARI GROUP ACQUISITION CORP.

By:	/s/Naphat Sirimongkolkasem
Name: Naphat Sirimongkolkasem
Title: Chief Financial Officer

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